UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2016 (March 1, 2016)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2016, Tredegar Corporation (the “Company”), as borrower, entered into a $400,000,000, five-year, revolving, secured credit facility (the “Credit Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), SunTrust Bank, Citizens Bank of Pennsylvania and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, BMO Harris Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto (collectively, the “Lenders”).  Subject to certain terms and conditions, the Company may increase the original principal amount of the Credit Agreement by an additional $50,000,000.  Additionally, certain of the Company’s material domestic subsidiaries, as guarantors (the “Guarantors”), entered into a separate guaranty agreement (the “Guaranty”), pursuant to which the Guarantors guarantee to the Lenders all of the obligations of the Company and each other Guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging and treasury management arrangements.

Financial highlights of the Credit Agreement include the following:

•	A credit spread for LIBOR-based revolving loans ranging from 1.50% at a leverage ratio (consolidated total debt-to-consolidated EBITDA, as defined) of less than or equal to 1.00x, to 2.50% at a leverage ratio of greater than 3.50x
•	Debt covenants including, among others:
o	A maximum leverage ratio of 4.00x computed each quarter on a trailing four-quarter basis
o	A minimum interest coverage ratio (consolidated EBIT-to-consolidated interest expense, as defined) of 2.50x computed each quarter on a trailing four-quarter basis
o	Restrictions on payments for dividends and stock repurchases for the life of the agreement at $100 million plus 50% of quarterly consolidated net income (as defined), and, at a leverage ratio of equal to or greater than 3.00x, a limitation on such payments for the succeeding quarter at the greater of (i) $4 million and (ii) 50% of consolidated net income for the most recent fiscal quarter, and, at a leverage ratio of equal to or greater than 3.50x, the prevention of such payments for the succeeding quarter unless the fixed charge coverage ratio (as defined) is equal to or greater than 1.20x

The Company and the Guarantors also entered into a separate pledge and security agreement (the “Security Agreement”), pursuant to which the Company and the Guarantors pledged substantially all of their assets, including equity in their direct domestic subsidiaries and certain material first-tier foreign subsidiaries, in favor of the Lenders as collateral for the obligations under the Credit Agreement, any notes and the other loan documents.  From time to time, the Company may be required to cause additional material domestic subsidiaries to become guarantors under the Guaranty and grantors under the Security Agreement and to cause the equity of additional material first-tier foreign subsidiaries to be pledged in favor of the Agent for the benefit of the Lenders.

The Credit Agreement replaces the Company’s $350,000,000 revolving, unsecured credit agreement with the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, dated April 23, 2012 (the “Existing Credit Agreement”).  The Existing Credit Agreement was terminated on March 1, 2016.  In connection with the termination of the Existing Credit Agreement, on March 1, 2016 the Company borrowed $107,000,000 under the Credit Agreement, all of the proceeds of which (plus the available cash on hand) were used to fully repay all indebtedness under the Existing Credit Agreement.

The Credit Agreement provides for revolving credit loans to the Company in multiple currencies.  Such borrowings will bear interest at a rate per annum equal to, at the option of the Company, (i) the greatest of (A) JPMorgan Chase Bank’s prime rate and a margin that fluctuates based upon the Company’s leverage ratio, (B) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus ½ of 1% and a margin that fluctuates based upon the Company’s leverage ratio or (C) the Adjusted LIBO Rate (as defined below) for a one month interest period plus 1% and a margin that fluctuates based upon the Company’s leverage ratio (the “Alternate Base Rate”) or (ii) a rate based upon the London interbank offered rate multiplied by a statutory reserve rate plus any mandatory costs (in the case of loans by a Lender from its office in the United Kingdom or any participating member state) and a margin that fluctuates based upon the Company’s leverage ratio (the “Adjusted LIBO Rate”); provided that loans bearing interest at the Alternate Base Rate may only be made in dollars.  The Credit Agreement also permits the issuance of letters of credit and swingline loans.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum leverage ratio and minimum interest coverage ratio financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults.  The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

The Company and its affiliates regularly engage the Lenders to provide other banking services.  All of these engagements are negotiated at arm’s length.

The foregoing description of the Credit Agreement, the Guaranty and the Security Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, the Guaranty and the Security Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Credit Agreement, dated as of March 1, 2016, among Tredegar Corporation, as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, SunTrust Bank, Citizens Bank of Pennsylvania and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, BMO Harris Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto.

4.2	Guaranty, dated as of March 1, 2016, by and among the subsidiaries of Tredegar Corporation listed on the signature pages thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined therein).

4.3	Pledge and Security Agreement, dated as of March 1, 2016, by and among Tredegar Corporation and the subsidiaries of Tredegar Corporation listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Secured Parties (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: March 3, 2016	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1
Credit Agreement, dated as of March 1, 2016, among Tredegar Corporation, as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, SunTrust Bank, Citizens Bank of Pennsylvania and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, BMO Harris Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto.

4.2
Guaranty, dated as of March 1, 2016, by and among the subsidiaries of Tredegar Corporation listed on the signature pages thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined therein).

4.3
Pledge and Security Agreement, dated as of March 1, 2016, by and among Tredegar Corporation and the subsidiaries of Tredegar Corporation listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Secured Parties (as defined therein).